SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Synopsys, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

January 11, 2002

To the Stockholders of Synopsys, Inc.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Synopsys, Inc., a Delaware corporation (the “Company”), will be held on Friday, January 11, 2002, at 4:00 p.m., local time, at the Company’s principal executive offices at 700 East Middlefield Road, Mountain View, California 94043, for the following purposes:

1. To approve an amendment to the 1992 Stock Option Plan to extend the term of the Plan from January 13, 2002 to January 13, 2007, without requesting approval to issue additional shares under such plan.

2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on December 7, 2001 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy (the “Proxy”) as promptly as possible in the envelope enclosed. Any stockholder attending the meeting may vote in person even if he or she has previously returned a Proxy.

Sincerely,

Aart J. de Geus
Chief Executive Officer &
Chairman of the Board

Mountain View, California

December 10, 2001

      YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

700 East Middlefield Road

Mountain View, California 94043

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January 11, 2002

GENERAL INFORMATION

      The enclosed proxy (the “Proxy”) is solicited on behalf of the Board of Directors of Synopsys, Inc., a Delaware corporation (“Synopsys” or the “Company”), for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on Friday, January 11, 2002, at 4:00 p.m., local time, at the Company’s principal executive offices, 700 East Middlefield Road, Mountain View, California 94043.

      These proxy solicitation materials were mailed on or about December 10, 2001 to all stockholders entitled to vote at the Special Meeting.

Solicitation

      The cost of soliciting Proxies will be borne by the Company. The Company has retained the services of Georgeson Shareholder Communications Inc. to assist in the solicitation of Proxies, for which it will receive a fee from the Company of approximately $4,500 plus out-of-pocket expenses. In addition, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone, facsimile or electronic mail.

Revocability of Proxies

      Any person giving a Proxy has the power to revoke it at any time before its use by delivering to the Company’s principal executive offices a written notice of revocation or a duly executed Proxy bearing a later date. The Proxy may also be revoked by attending the Special Meeting and voting in person.

Record Date, Voting and Share Ownership

      Stockholders of record on December 7, 2001 are entitled to notice of and to vote at the Special Meeting. As of the record date, 59,979,315 shares of the Company’s common stock, $.01 par value (“Common Stock”), were issued and outstanding. No shares of the Company’s preferred stock were outstanding.

      Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder of record as of the close of business on December 7, 2001. The holders of a majority of the shares issued and outstanding, represented in person or by Proxy, shall constitute a quorum. All valid Proxies received before the meeting will be exercised. All shares represented by a Proxy will be voted, and where a stockholder specifies by means of his or her Proxy a choice with respect to the matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the Proxy, the shares will be voted in favor of the proposal. A stockholder who abstains from voting on the proposal will be deemed present at the meeting for purposes of determining whether a quorum is present and the total number of votes cast with respect to the proposal, but will be deemed not to have voted in favor of the proposal. In the event a nominee (such as a brokerage firm) that is holding shares for a beneficial owner does not receive instructions from such beneficial owner as to how to vote those shares on the proposal and does not have discretionary authority to vote on such proposal, then the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the proposal.

MATTER TO BE CONSIDERED AT THE SPECIAL MEETING

AMENDMENT OF THE 1992

STOCK OPTION PLAN TO EXTEND THE TERM

      At the Special Meeting, the Company’s stockholders will be asked to approve an amendment to the Company’s 1992 Stock Option Plan (the “1992 Plan”) to extend the term of the 1992 Plan from January 13, 2002 until January 13, 2007. Stockholders will not be asked to approve an increase in the number of shares authorized to be issued pursuant to the 1992 Plan.

Explanation

      The Company’s success depends in large part on its ability to attract, retain, and motivate its executive officers. A key tool used by the Company to retain such persons is the granting of stock options, which constitute a significant element of compensation for such persons, as they do for executives in the software industry generally. Options also benefit the Company in a number of ways, including by tying compensation to the Company’s performance, conserving cash and reducing fixed costs. In addition, the exercise of options increases the Company’s capital and, in the case of the exercise of non-statutory options or the disqualifying disposition of incentive stock options, entitles the Company to a tax deduction.

      Synopsys has two employee stock option plans: the 1992 Plan and the 1998 Non-statutory Stock Option Plan (the “1998 Plan”). The Company has traditionally used the 1992 Plan to grant options to its executive officers, since options granted under this plan have certain tax advantages for the Company. For example, optionholders’ gains resulting from the exercise of 1992 Plan stock options are deductible by the Company without limit. By contrast, gains upon exercise of options granted under the 1998 Plan are deductible by the Company only to the extent that they, when combined with salary and bonus earned during the year of exercise, do not exceed $1 million.

      The 1992 Plan was adopted on February 24, 1992 and will expire as to future grants on January 13, 2002. The Company proposed a five-year extension of the term of the 1992 Plan in April 2001; however, stockholders did not approve the proposal at that time. In May 2001, the Company amended the 1992 Plan to prohibit repricing of stock options granted under the 1992 Plan without stockholder consent. Synopsys is now re-soliciting stockholder consent to a five-year extension of the 1992 Plan in order to prevent the expiration of the 1992 Plan on January 13, 2002 and to permit the grant of the 1,917,421 options remaining available for grant under the 1992 Plan over a more extended period of time. At current rates of issuance, the Company believes that this amount would be sufficient to cover executive option issuances for approximately five years.

      If the stockholders do not approve the extension to the 1992 Plan, the Company will not be able to make further grants to executives under the 1992 Plan after January 13, 2002 and the remaining options available for grant will be canceled. The failure to include stock options in the Company’s executive compensation packages would adversely affect the Company’s ability to retain such officers and such officers may leave the Company. The loss of one or more key executives officers would have a material adverse effect on the Company’s business. The Company’s ability to attract talented executive officers to replace such individuals would also be materially harmed if it cannot issue options to them.

      If the Company is unable to issue the remaining options out of the 1992 Plan, it will have to consider issuing executive options out of the 1998 Plan. Options issued out of the 1998 Plan do not carry the same tax benefits for the Company as options issued out of the 1992 Plan, however, and the issuance of such options would be significantly more costly to the Company. The Company has estimated that if it issued 1,917,421 options out of the 1998 Plan instead of issuing the 1,917,421 options remaining for issuance under the 1992 Plan, the Company would be required to pay an aggregate of approximately $21.4 million in additional income taxes over approximately a two-year period, which would decrease earnings per share by approximately $0.36 over such period.1

      Stockholders should note that the Company is not requesting approval for the issuance of additional options beyond those that have already been authorized. The issuance of the 1,917,421 options remaining available for grant has already been approved by the Company’s stockholders. Instead, as mentioned above, the Company is requesting an extension of this time period within which these authorized options may be issued in order for the Company to derive the maximum tax benefits from the exercise of such options. Any amendment to the 1992 Plan to authorize additional options under the Plan will require a separate stockholder vote.

      Approval of the amendment to the 1992 Plan requires the affirmative vote of a majority of the votes cast at the Special Meeting.

Recommendation

      The Board of Directors believes that the amendment to the 1992 Plan is in the best interests of the Company, its stockholders and its employees. Accordingly, the Board of Directors recommends a vote FOR approval of the amendment to the 1992 Plan.

DESCRIPTION OF 1992 PLAN

      The following is a summary of the terms of the 1992 Plan, as proposed to be amended. This summary is qualified by the complete text of the 1992 Plan, as proposed to be amended, which is filed with the Securities and Exchange Commission as an appendix to this proxy statement.

Number and Type of Options Issuable Under the 1992 Plan

      The total number of shares of Common Stock issuable over the term of the 1992 Plan may not exceed 17,591,624 shares, of which, as of November 26, 2001, 6,524,582 options were outstanding and 1,917,421 options were available for grant. If an option expires or becomes unexercisable without having been exercised in full, the unpurchased shares which were subject thereto shall become available for future grant or sale under the 1992 Plan. Options granted under the 1992 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. The 1992 Plan also permits the grant of stock appreciation rights.

Administration

      The 1992 Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the “Administrator”). The Plan is currently administered by the Compensation Committee of the Board and, with respect to certain executive officers of the Company, the Grant Subcommittee of the Compensation Committee. The Administrator may make any determinations deemed necessary or advisable for the 1992 Plan, provided, however that the Administrator may not exchange outstanding options for options with a lower exercise price (commonly known as a “repricing”) without stockholder approval.

   1 This calculation assumes: (1) the remaining 1,917,421 options are granted in eight equal installments over a two-year period, (2) a current share price of $55.00, (3) the price of Synopsys Common Stock increases at a rate of 10% per year, (4) all options granted vest over four years, (5) all options are exercised in full upon vesting, (6) executive compensation levels increase at a rate of 5% per year, (7) the Company’s income taxes payable over such period on an annual basis are equal to the Company’s United States income taxes payable for fiscal 2001 and (8) the number of outstanding shares remains the same as on December 7, 2001. These assumptions are made solely for purposes of making the foregoing calculations and do not constitute a prediction of actual results or events.

Eligibility

      Nonstatutory stock options may be granted under the 1992 Plan to officers, key employees, consultants and other independent advisors of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. Non-employee directors are not eligible to receive options under the 1992 Plan. The Administrator, in its discretion, selects the persons to whom options may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

Limitations

      Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with options granted to such persons, the 1992 Plan provides that no individual may be granted, in any fiscal year of the Company, options and/or stock appreciation rights to purchase more than 750,000 shares of Common Stock, except in the case of an individual’s initial employment with the Company, in which case the individual may be granted options and/or stock appreciation rights to purchase an additional 250,000 shares.

Terms and Conditions

      Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

(a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally the closing sale price for the Common Stock on the date of grant.

(b) Vesting and Exercise of Options; Form of Consideration. The Administrator determines when options become exercisable, provided, however, that at least 75% of the options granted under the 1992 Plan must vest ratably over a four-year period. The 1992 Plan permits payment of the exercise price of options to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercise, or any combination thereof.

(c) Term of Option. The term of an option may be no more than ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Employment. If an optionee’s employment or consulting relationship terminates for any reason (including death or disability), then all options held by the optionee under the 1992 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. The 1992 Plan and the option agreement may provide for a longer period of time for the option to be exercised after the optionee’s death or disability than for other terminations. Should an optionee be terminated for misconduct including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or an optionee makes an unauthorized use or disclosure of confidential information or trade secrets of the Company, then in any such event all outstanding options held by such optionee shall terminate immediately and cease to be exercisable.

(e) Non-transferability of Options. Unless otherwise determined by the Administrator, options granted under the 1992 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

Adjustments Upon Changes in Capitalization

      In the event that the Common Stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of Common Stock subject to the 1992 Plan, the number and class of shares of stock subject to any option outstanding under the 1992 Plan, and the exercise price of any such outstanding option.

      Under the 1992 Plan, in the event of certain changes in the ownership or control of the Company involving a “Corporate Transaction,” which includes an acquisition of the Company by merger or asset sale, all outstanding options under the 1992 Plan will automatically become exercisable, unless the option is assumed by the successor corporation (or parent thereof) or replaced by a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof).

      In addition, in the event of a successful hostile tender offer for more than 50% of the outstanding Common Stock or a change in the majority of the board of directors (the “Board”) as a result of one or more contested elections for membership on the Board, the Administrator has the authority to provide for the acceleration of vesting of outstanding options under the 1992 Plan.

Stock Appreciation Rights

      The Administrator may in its discretion implement a stock appreciation rights program by which one or more optionees may be granted the right to surrender their options to the Company in exchange for a payment in cash, stock or both, for the difference between the fair market value of the vested shares under such option at the time of surrender less the aggregate exercise price for such shares. The Company currently has no outstanding stock appreciation rights.

Amendment and Term of the Plan

      The Board may amend the 1992 Plan or any part thereof in its discretion. However, the Company must obtain stockholder approval for any amendment to the Plan that would materially increase the maximum number of shares under the 1992 Plan or materially modify the eligibility requirements for participation in the 1992 Plan. The Board has amended the 1992 Plan in order to extend the term of the 1992 Plan until January 13, 2007. However, unless the proposed amendment to the 1992 Plan is approved by stockholders, the 1992 Plan shall terminate on January 13, 2002 with respect to future grants.

Federal Income Tax Consequences

Incentive Stock Options

      An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Non-statutory Stock Options

      An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

Plan Benefits Table

      The table below shows, as to each of the persons named in “Executive Compensation — Summary Compensation Table” on page 8 and the various indicated groups, the number of options to purchase Common Stock of the Company granted under the 1992 Plan during fiscal 2001 together with the weighted average exercise price payable per share.

Plan Benefits

1992 Stock Option Plan

		Weighted
	Number of	Average
	Options	Exercise
Name	Granted	Price($)

Aart J. de Geus	85,500	54.4947
Chief Executive Officer and Chairman of the Board
Chi-Foon Chan	71,000	54.4705
President and Chief Operating Officer
Vicki L. Andrews	60,500	54.7774
Senior Vice President, World Wide Sales
Robert B. Henske	60,500	54.7774
Senior Vice President and Chief Financial Officer
Steven K. Shevick	17,500	54.5723
Vice President, Investor Relations and Legal, General Counsel
All Executive Officers as a group (5 persons)	295,000	54.6094
Non-employee directors as a group	— (1)	—
Non-executive officer employees as a group	17,500 (2)	54.5723

(1)	Non-employee directors are not eligible to participate in the 1992 Stock Option Plan.

(2)	Represents all employees other than the executive officers of the Company.

OTHER MATTERS

Directors’ Compensation

      During fiscal 2001 each non-employee Board member was paid an annual retainer of $8,000 and $1,000 for each Board or Board Committee meeting attended, plus expenses.

      In addition, non-employee Board members receive automatic option grants under the 1994 Non-Employee Directors Stock Option Plan (the “Directors Plan”). As of the date of this Proxy, all six non-employee Board members were eligible to participate in the Directors Plan.

      During fiscal 2001, directors Andy D. Bryant, Bruce R. Chizen, Deborah A. Coleman, A. Richard Newton, Sasson Somekh and Steven C. Walske each received automatic grants of options to purchase 10,000 shares of Common Stock at an exercise price of $50.69 per share for Board service during the year. In addition, during fiscal 2001, Mr. Chizen received options to purchase 9,166 shares of Common Stock, at an exercise price of $61.37, and Ms. Coleman and Messrs, Bryant, Newton, Somekh and Walske each received options to purchase 10,000 shares of Common Stock for service on Board Committees at an exercise price of $50.69. Mr. Chizen also received an automatic grant of options to purchase 20,000 shares of Common Stock at an exercise price of $50.69 per share for his initial Board service.

      During fiscal 2001, Dr. Newton provided consulting services to the Company, for which he was paid $150,000. Under the Company’s agreement with Dr. Newton, at the Company’s request, Dr. Newton provides advice concerning long-term technology strategy and industry development issues, as well as providing assistance in identifying opportunities for partnerships with academia.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of November 26, 2001 by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock on that date, (ii) each director, (iii) each of the persons named in “Executive Compensation — Summary Compensation Table” on page 8 and (iv) all directors and current executive officers as a group.

	Shares of Common Stock
	Beneficially Owned

			Percentage
Name of Beneficial Owner(1)	Number		Ownership

J. & W. Seligman & Co. Incorporated	6,148,140	(2)	10.28%
100 Park Avenue, 8th Floor
New York, NY 10017
Blum Capital Partners, L.P.	4,020,900	(2)	6.72%
909 Montgomery Street, Suite 400
San Francisco, CA 94133-4625
Vicki L. Andrews	82,493	(3)	*
Andy D. Bryant	73,749	(4)	*
Chi-Foon Chan	631,824	(5)	1.06%
Bruce R. Chizen	39,166	(6)	*
Deborah A. Coleman	113,000	(7)	*
Aart J. de Geus	1,340,894	(8)	2.24%
Robert B. Henske	156,909	(9)	*
A. Richard Newton	80,994	(10)	*
Steven K. Shevick	84,586	(11)	*
Sasson Somekh	93,333	(12)	*
Steven C. Walske	96,116	(13)	*
All directors and current executive officers as a group (11 persons)	2,793,064	(14)	4.67%

*	Less than 1%

(1)	The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes of this table.

(2)	Based upon filings made with the Securities and Exchange Commission.

(3)	Includes options to purchase 82,267 shares of Common Stock exercisable by Ms. Andrews within 60 days of November 26, 2001.

(4)	Comprised of options to purchase 73,749 shares of Common Stock exercisable by Mr. Bryant within 60 days of November 26, 2001.

(5)	Includes options to purchase 600,042 shares of Common Stock exercisable by Dr. Chan within 60 days of November 26, 2001

(6)	Comprised of options to purchase 39,166 shares of Common Stock exercisable by Mr. Chizen within 60 days November 26, 2001.

(7)	Comprised of options to purchase 113,000 shares of Common Stock exercisable by Ms. Coleman within 60 days of November 26, 2001.

(8)	Includes options to purchase 1,027,812 shares of Common Stock exercisable by Dr. de Geus within 60 days of November 26, 2001. Excludes 11,000 shares held by Dr. de Geus’ spouse, as to which he disclaims beneficial ownership.

(9)	Includes options to purchase 146,457 shares of Common Stock exercisable by Mr. Henske within 60 days of November 26, 2001.

(10)	Includes options to purchase 75,916 shares of Common Stock exercisable by Dr. Newton within 60 days of November 26, 2001.

(11)	Includes options to purchase 82,727 shares of Common Stock exercisable by Mr. Shevick within 60 days of November 26, 2001.

(12)	Includes options to purchase 80,833 shares of Common Stock exercisable by Dr. Somkeh within 60 days of November 26, 2001.

(13)	Includes options to purchase 95,916 shares of Common Stock exercisable by Mr. Walske within 60 days of November 26, 2001.

(14)	Includes options to purchase 2,417,885 shares of Common Stock exercisable by directors and current executive officers within 60 days of November 26, 2001. Excludes 11,000 shares held by Dr. de Geus’ spouse, as to which he disclaims beneficial ownership.

Executive Compensation

     Executive Compensation and Other Matters

      The following table sets forth the compensation earned by the (i) Company’s Chief Executive Officer and (ii) each of the other four most highly compensated executive officers whose compensation for fiscal 2001 exceeded $100,000 (collectively, the “Named Executive Officers”), for services rendered in all capacities to the Company during the last three fiscal years.

Summary Compensation Table

						Long-Term
						Compensation:
			Annual			Securities
			Compensation($)			Awards	All Other
						Underlying	Compensation
Name and Position	Year(1)		Salary	Bonus		Options(#)	($)(2)

Aart J. de Geus	2001		400,000	—	(3)	85,500	1,830
Chief Executive Officer and	2000		430,769	600,000		731,000	1,855
Chairman of the Board	1999		375,000	681,690		254,700	1,953
Chi-Foon Chan	2001		400,000	—	(3)	71,000	2,588
President and	2000		430,769	600,000		623,000	2,493
Chief Operating Officer	1999		375,000	681,690		199,200	1,653
Vicki L. Andrews	2001		289,423	560,374	(4)	60,500	9,544
Senior Vice President	2000		287,500	568,256	(5)	179,000	9,826
World Wide Sales
Robert B. Henske	2001		364,423	—	(3)	60,500	1,825
Senior Vice President and	2000	(6)	175,000	232,000		340,000	160
Chief Financial Officer
Steven K. Shevick	2001		241,538	—	(3)	17,500	1,871
Vice President, Investor Relations	2000		236,154	160,984		100,000	1,833
and Legal, General Counsel

(1)	During fiscal 1999, the Company had a fiscal year that ended on the last Saturday of September. In July 1999, the Company changed its fiscal year end to the last Saturday in October. As a result, salary data for fiscal 2000 includes the 13-month period ended October 28, 1999.

(2)	Amounts in this column reflect premiums paid for group term life insurance, Synopsys 401(k) contributions and, in the case of Ms. Andrews only, car allowances.

(3)	Amount not calculable as of date of this proxy statement.

(4)	Ms. Andrews’ 2001 bonus is comprised of commissions of $395,238, relocation bonus of $160,000 and a special bonus of $5,136.

(5)	Ms. Andrews’ 2000 bonus is comprised of commissions of $318,096 and variable bonus of $250,160.

(6)	Mr. Henske commenced employment with the Company on May 10, 2000.

     Stock Option Grants

      The following table sets forth further information regarding individual grants of options for Common Stock during fiscal 2001 for each of the Named Executive Officers. All grants for each of the Named Executive Officers were made pursuant to the 1992 Plan. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved. No stock appreciation rights were granted to such officers during fiscal 2001.

Option Grants in Last Fiscal Year

					Potential Realizable
					Value at Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise or		Option Term($)
	Options	Employees	Base Price
Name	Granted(1)	Fiscal 2001(2)	($/Share)	Expiration Date	5%	10%

Aart J. de Geus	85,500	1.47	47.44 - 61.37	2/28/11 - 8/28/11	2,930,209	7,425,724
Chi-Foon Chan	71,000	1.22	47.44 - 61.37	2/28/11 - 8/28/11	2,432,192	6,163,652
Vicki L. Andrews	60,500	1.04	47.44 - 61.37	2/28/11 - 8/28/11	2,084,176	5,281,710
Robert B. Henske	60,500	1.04	47.44 - 61.37	2/28/11 - 8/28/11	2,084,176	5,281,710
Steven K. Shevick	17,500	.30	47.44 - 61.37	2/28/11 - 8/28/11	600,604	1,522,048

(1)	Sum of all option grants made during fiscal year to such person. Options become exercisable ratably in a series of monthly installments over a four-year period from the grant date, assuming continued service to Synopsys, subject to acceleration under certain circumstances involving a change in control of Synopsys. Each option has a maximum term of 10 years, subject to earlier termination upon the optionee’s cessation of service.

(2)	Based on aggregate options to acquire 5,809,892 shares of Common Stock granted in fiscal 2001.

     Option Exercises and Year-End Values

      The following table sets forth, for each of the Named Executive Officers, each exercise of stock options during fiscal 2001 and the year-end value of unexercised options.

      No stock appreciation rights were exercised during such fiscal year by the Named Executive Officers, and no stock appreciation rights were outstanding at the end of the fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Unexercised		Value of In-the-Money
	Shares	Value	Options at FY-End		Options at FY-End($)(2)
	Acquired	Realized
Name	On Exercise	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Aart J. de Geus	—	—	967,503	654,697	9,868,495	5,464,579
Chi-Foon Chan	—	—	549,005	547,195	4,430,172	4,427,467
Vicki L. Andrews	11,000	305,335	69,049	174,617	689,694	1,509,669
Robert B. Henske	—	—	124,374	276,126	1,314,625	2,563,045
Steven K. Shevick	—	—	74,665	87,335	730,765	738,265

(1)	Market value at exercise less exercise price.

(2)	Market value of underlying securities on November 2, 2001 ($47.86) minus the exercise price.

Employment Contracts, Termination of Employment Arrangements and Change of Control Agreements

      Under the 1992 Plan, in the event of certain changes in the ownership or control of the Company involving a “Corporate Transaction,” which includes an acquisition of the Company by merger or asset sale, all outstanding options under the 1992 Plan will automatically become exercisable, unless the option is assumed by the successor corporation (or parent thereof) or replaced by a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof).

      In addition, in the event of a successful hostile tender offer for more than 50% of the outstanding Common Stock or a change in the majority of the Board as a result of one or more contested elections for membership on the Board, the Administrator has the authority to provide for the acceleration of vesting of the shares of Common Stock subject to outstanding options under the 1992 Plan.

      Synopsys has entered into Employment Agreements, effective October 1, 1997, with its Chief Executive Officer and its President and an Employment Agreement with its Chief Financial Officer, effective May 10, 2000. Each Employment Agreement provides that if the executive is terminated involuntarily other than for cause within 24 months of a change of control, (a) the executive will be paid an amount equal to two times the sum of the executive’s annual base pay plus target cash incentive, plus the cash value of the executive’s health benefits for the next 18 months and (b) all stock options held by the executive will immediately vest in full. If the executive is terminated involuntarily other than for cause in any other situation, the executive will receive a cash payment equal to the sum of the executive’s annual base pay for one year plus target cash incentive for such year, plus the cash value of the executive’s health benefits for twelve months. The terms “involuntary termination,” “cause” and “change of control” are defined in each Employment Agreement, each of which is filed with the Securities and Exchange Commission.

ADDITIONAL INFORMATION

Date for Receipt of Stockholder Proposals

      The Company knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

      Stockholders of the Company that intend to present one or more proposals at the Company’s 2002 Annual Meeting of Stockholders, including nominations to the Board of persons other than those nominated by the Board, must have notified the Company no later than October 29, 2001 in order to have been made timely under the Company’s Bylaws and in order to have been considered for inclusion in the proxy statement and proxy relating to that meeting; provided that, in the event the date of the Company’s 2002 Annual Meeting of Stockholders is changed by more than 30 days, such notice must be delivered to the Company a reasonable time before the solicitation is made. A stockholder’s notice to the Company must include, with respect to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the matter and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder, as they appear on the Company’s books, (iii) the number of shares beneficially owned by the stockholder, (iv) any material interest of the stockholder in the proposal, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”). Nominations of persons to the Board of Directors must include, with respect to each nomination and the nominating stockholder, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company which are beneficially owned by such person, (d) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required under the Exchange Act.

      Notwithstanding the foregoing, the stockholder must also provide notice as required by the Exchange Act and the applicable regulations thereunder. The chairman of the annual meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

THE BOARD OF DIRECTORS

Dated: December 10, 2001

APPENDIX A

SYNOPSYS, INC.
`
1992 STOCK OPTION PLAN

(Amended July 29, 1992, October 28, 1992, October 27, 1993,
October 27, 1994, November 1, 1995, May 1, 1996, May 3, 1996,
October 30, 1996, January 11, 2000, May 25, 2001 and August 29, 2001)

ARTICLE ONE
GENERAL

I. PURPOSE OF THE PLAN

     A. This 1992 Stock Option Plan (“Plan”) is intended to promote the interests of Synopsys, Inc., a Delaware corporation (the “Corporation”), by providing (i) key employees (including officers and directors) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations) and (ii) consultants and other independent advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

     B. The Plan shall become effective on the first date on which the shares of the Corporation’s common stock are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Such date is hereby designated as the Effective Date of the Plan.

     C. This Plan shall serve as the successor to the Corporation’s 1988 Restricted Stock Plan (the “1988 Plan”), and no further option grants shall be made under the 1988 Plan from and after the Effective Date of this Plan. All options outstanding under the 1988 Plan on such Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation’s common stock thereunder. All outstanding unvested share issuances under the 1988 Plan shall continue to be governed solely by the express terms and conditions of the instruments evidencing such issuances, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such unvested shares.

     D. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

     Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II. ADMINISTRATION OF THE PLAN

     A. Administrator. The Plan shall be administered by the Board of Directors or a committee that will satisfy Rule 16b-3 of the Securities and Exchange Commission and Section 162(m) of the Internal Revenue Code, as in effect with respect to the

Company from time to time (in either case, the “Administrator”). In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may act only by a majority of its members, except that the Administrator may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Administrator. For so long as not otherwise required for the Plan to comply with Rule 16b-3, the Administrator or the Board may delegate to one or more directors of the Company authority to grant stock options to persons who are not subject to Section 16 of the Exchange Act, and may delegate administrative duties to such director(s) and such employees of the Company as it deems proper. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this Section III(a) and revest in the Board the administration of the Plan.

     B. Authority. The Administrator shall grant options and authorize stock issuances (in either case an “Award”) to selected eligible employees and consultants. In particular and without limitation, the Administrator, subject to the terms of the Plan, shall:

(i) select the officers, other employees, and consultants to whom Awards may be granted;

(ii) determine whether and to what extent Awards are to be granted under the Plan;

(iii) determine the number of shares to be covered by each Award granted under the Plan; and

(iv) determine the terms and conditions of any Award granted under the Plan and any related loans to be made by the Company, based upon factors determined by the Administrator;

provided, however, that the Administrator shall not have the power to approve a program whereby outstanding Awards are surrendered in exchange for Awards with a lower exercise price, without first obtaining stockholder approval of such program.

III. ELIGIBILITY

     A. The persons eligible to receive option grants (“Optionee”) are as follows:

(i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

(ii) those consultants or other independent advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

     B. Non-employee members of the Board shall not be eligible to participate in the Plan or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations), other than the 1994 Non-Employee Directors Stock Option Plan.

IV. STOCK SUBJECT TO THE PLAN

     A. Shares of the Corporation’s common stock (the “Common Stock”) shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed the sum of (i) 17,767,142 shares plus (ii) an additional number of shares equal to 5% of the number of shares of Common Stock and Common Stock equivalents outstanding on the first day of each of the 1997, 1998 and 1999 fiscal years. Such authorized share reserve includes the number of shares which remained available for issuance, as of the Effective Date, under the 1988 Plan as last approved by the Corporation’s stockholders prior to such Effective Date, including the shares subject to the outstanding options incorporated into this Plan and any other shares available for future option grant under the 1988 Plan as last approved by the stockholders, and such reserve shall be adjusted from time to time in accordance with the provisions of this Section IV. To the extent one or more outstanding options under the 1988 Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share- for-share basis, the number of shares available for issuance under this Plan.

     B. In no event may the maximum number of shares which may be issued pursuant to Incentive Options granted under the Plan on or after the first day of the 1995 fiscal year (October 2, 1994) exceed 16,000,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section IV. The maximum number of shares which may be issued pursuant to Incentive Options granted under the Plan prior to the first day of the 1995 fiscal year (October 2, 1994) shall not exceed 11,400,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section IV.

     C. In no event may the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options and/or separately-exercisable stock appreciation rights during any fiscal year exceed 750,000 shares, except in the case of an individual’s initial employment with the Company, in which case such individual may be granted stock options and/or stock appreciation rights for an additional 250,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section IV. For purposes of such limitation, no stock options or stock appreciation rights granted prior to January 1, 1994 shall be taken into account.

     D. Should one or more outstanding options under this Plan (including outstanding options under the 1988 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Section V of Article Two and all shares issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall not be available for subsequent option grant under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

     E. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities which may be issued pursuant to Incentive Options granted under the Plan, whether before or after the first day of the 1995 fiscal year, (iii) the total number and/or class of securities for which stock options and separately-exercisable stock appreciation rights may be granted to any one participant in the Plan after December 31, 1993, (iv) the number and/or class of securities and price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the 1988 Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options.

     The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

     F. Common Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions determined by the Plan Administrator.

ARTICLE TWO
OPTION GRANTS

I. TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

     A. Option Price.

     (1)  The option price per share shall be fixed by the Plan Administrator. In no event, however, shall it be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of the option grant.

     (2)  The option price shall become immediately due upon exercise of the option and, subject to the provisions of Article Three, Section I and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

- full payment in cash or check drawn to the Corporation’s order;

- full payment in shares of Common Stock held for at least six (6) months and valued at fair market value on the Exercise Date (as such term is defined below);

- full payment in a combination of shares of Common Stock held for at least six (6) months and valued at fair market value on the Exercise Date and cash or check; or

- full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

     For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

     (3)  The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

- If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market System or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

- If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

     B. Term and Exercise of Options. Each option shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the stock option agreement evidencing the grant; provided that at least 75% of the options granted hereunder shall become exercisable ratably over a four year period from the date of grant, with the vesting interval (i.e., monthly, quarterly, etc.) and any period prior to the commencement of vesting determined in each case by the Plan Administrator. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution following the Optionee’s death.

     C. Termination of Service.

'

     (1)  Except to the extent otherwise provided pursuant to Section VI of this Article Two, the following provisions shall govern the exercise period applicable to any outstanding options under the Plan which are held by the Optionee at the time of his or her cessation of Service or death.

- Should the Optionee cease Service for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while holding one or more outstanding options under the Plan, then none of those options shall (except to the extent otherwise provided pursuant to Section VI of this Article Two) remain exercisable beyond the limited post-Service period designated by the Plan Administrator at the time of the option grant and set forth in the option agreement.

- Any option granted to an Optionee under the Plan and exercisable in whole or in part on the date of the Optionee’s death may be subsequently exercised, by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution, provided and only if such exercise occurs prior to the earlier of (i) the expiration of the period designated by the Plan Administrator at the time of the option grant and set forth in the option agreement, which may be any period from one month to three years measured from the date of the Optionee’s death, or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

- Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

- During the limited post-Service exercise period, the option may not be exercised for more than the number of shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. However, upon the Optionee’s cessation of Service, each outstanding option at the time held by the Optionee shall immediately terminate and cease to be outstanding with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise vested.

- Should (i) the Optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be exercisable.

     (2)  The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph (1) above, not only with respect to the number of shares for which each such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more subsequent installments for which the option would otherwise have become exercisable had such cessation of Service not occurred.

     (3)  For purposes of the foregoing provisions of this Section I.C (and for all other purposes under the Plan):

- The Optionee shall (except to the extent otherwise specifically provided in the applicable option agreement) be deemed to remain in the Service of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

- The Optionee shall be considered to be an Employee for so long as he or she remains in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

     D. Stockholder Rights.

     An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares.

     E. Repurchase Rights.

     The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to repurchase by the Corporation in accordance with the following provisions:

     (a)  The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

     (b)  All of the Corporation’s outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two, except to the extent:

(i) any such repurchase right is to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     (c)  The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee’s cessation of Service, to cancel the Corporation’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Article Two and thereby accelerate the vesting of such shares in whole or in part at any time.

II. INCENTIVE OPTIONS

     The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as “non- statutory” options when issued under the Plan shall not be subject to such terms and conditions.

     A. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

     B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

     Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Three of the Plan shall apply to all Incentive Options granted hereunder.

III. CORPORATE TRANSACTIONS/CHANGES IN CONTROL

     A. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a “Corporate Transaction”):

     (i)  a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation’s incorporation,

     (ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

     (iii)  any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger, then the exercisability of each option outstanding under the Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of comparability under clause (i) or (ii) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     B. Immediately after the consummation of the Corporate Transaction, all outstanding options under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

     C. Each outstanding option under the Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the maximum number and/or class of securities available for issuance under the Plan, the maximum number and/or class of securities which may be issued pursuant to Incentive Options granted under the Plan, whether before or after the first day of the 1995 fiscal year, and the total number and/or class of securities for which stock options and separately-exercisable stock appreciation rights may be granted to any one participant in the Plan after December 31, 1993 shall be appropriately adjusted following the consummation of the Corporate Transaction to reflect the effect of such transaction upon the Corporation’s capital structure.

     D. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     E. The Plan Administrator shall have the discretionary authority, exercisable at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation’s outstanding repurchase rights under this Article Two) upon the occurrence of a Change in Control. Alternatively, the Plan Administrator shall have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee’s Service within a specified period following the Change in Control.

     F. For purposes of this Section III, a Change in Control shall be deemed to occur in the event:

     (i)  any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept; or

     (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

     H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two.

IV. [Intentionally Omitted.]

V. STOCK APPRECIATION RIGHTS

     A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

     B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

     D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator’s sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over effected at any time when the Corporation’s outstanding Common Stock is registered under Section 12(g) of the 1934 Act, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. The uncancelled portion of the option (if any) shall continue to remain outstanding and become exercisable in accordance with the terms of the agreement evidencing that grant.

     E. For purposes of Section V.D, the following definitions shall be in effect:

     A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than Corporation officers and directors participating in the Plan.

     The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of Section I.A. (3) of this Article Two, or (b) the highest reported price per share of Common Stock paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

     F. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall not be available for subsequent option grant under the Plan.

VI. EXTENSION OF EXERCISE PERIOD

     The Plan Administrator shall have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the Optionee’s cessation of Service or death from the limited period in effect under Section I.C.(1) of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

ARTICLE THREE
MISCELLANEOUS

I. [Intentionally Omitted.]

II. AMENDMENT OF THE PLAN AND AWARDS

     A. The Board has complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification may adversely affect the rights and obligations of an Optionee with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment. In addition, the Board may not, without the approval of the Corporation’s stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, the maximum number of shares issuable pursuant to Incentive Options granted under the Plan on or after the first day of the 1995 fiscal year or the number of shares for which any one individual participating in the Plan may be granted stock options and separately-exercisable stock appreciation rights in the aggregate after December 31, 1993 (except for permissible adjustments under Article One, Section IV) or (ii) materially modify the eligibility requirements for participation in the Plan or the benefits accruing to Optionees under the Plan.

     B. Options to purchase shares of Common Stock may be granted in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

III. EFFECTIVE DATE AND TERM OF PLAN

     A. The Plan was initially adopted by the Board effective February 24, 1992. The Plan was amended by the Board on July 29, 1992, October 28, 1992, October 27, 1993, October 27, 1994, November 1, 1995, May 1, 1996, May 3, 1996, October 30, 1996, January 11, 2000, May 25, 2001 and August 29, 2001.

     B. Each option issued and outstanding under the 1988 Plan immediately prior to the Effective Date of this Plan shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. Each unvested share of Common Stock outstanding under the 1988 Plan on the Effective Date of this Plan shall continue to be governed solely by the terms and conditions of the instrument evidencing such share issuance, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holder of such unvested shares.

     C. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-statutory options outstanding under the 1988 Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the 1988 Plan.

     D. The option/vesting acceleration provisions of Section III of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator’s discretion, be extended to one or more stock options which are outstanding under the 1988 Plan on the Effective Date of this Plan but which do not otherwise provide for such acceleration.

     E. Subject to stockholder approval at the 2002 Special Meeting of Stockholders, the Plan shall terminate upon the earlier of (i) January 13, 2007 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the outstanding options under the Plan. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

IV. USE OF PROCEEDS

     Any cash proceeds received by the Company from the sale of shares under the Plan shall be used for general corporate purposes.

V. REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any option under the Plan and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

VI. NO EMPLOYMENT/SERVICE RIGHTS

     Neither the action of the Company in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VII. MISCELLANEOUS PROVISIONS

     A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

     B. The provisions of the Plan shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

     C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

PROXY

SYNOPSYS, INC.
SPECIAL MEETING OF STOCKHOLDERS, JANUARY 11, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SYNOPSYS, INC.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held January 11, 2002 and the Proxy Statement and appoints Aart J. de Geus and Chi-Foon Chan, and each of them individually, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Synopsys, Inc. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at the Company’s offices at 700 East Middlefield Road, Mountain View, California on Friday, January 11, 2002 at 4:00 p.m., and at any adjournment or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by the Proxy shall be voted in the manner as set forth on the reverse side.

YOUR VOTE IS IMPORTANT!

SYNOPSYS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [   ]

1.	To approve an amendment to the Company’s 1992 Stock Option Plan (the “1992 Plan”) to extend the term of the 1992 Plan from January 13, 2002 until January 13, 2007.	For [ ]	Against [ ]	Abstain [ ]

To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof

MARK HERE FOR ADDRESS CHANGE AND NOTE ABOVE. [   ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY WILL BE VOTED FOR THE PROPOSAL IF NO SPECIFICATION IS MADE.

DATE:

Signature

Signature

Please sign exactly as name appears at left. When shares are held by joint tenants both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.